     As filed with the Securities and Exchange Commission on August 17, 1999
                                                     Registration No. 333-

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             FOREST OIL CORPORATION
             (Exact Name of Registrant as specified in its charter)

        NEW YORK 25-0484900
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                     Identification No.)

                            1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202
                                 (303) 812-1400
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                 JOAN C. SONNEN
               VICE PRESIDENT - CONTROLLER AND CORPORATE SECRETARY
                             FOREST OIL CORPORATION
                            1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202
                                 (303) 812-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

               ALAN P. BADEN                          THOMAS P. MASON
           VINSON & ELKINS L.L.P.                  ANDREWS & KURTH L.L.P.
         1325 AVENUE OF THE AMERICAS                     600 TRAVIS
                 17TH FLOOR                              SUITE 4200
       NEW YORK, NEW YORK  10019-6026               HOUSTON, TEXAS 77002
               (917) 206-8000                          (713) 220-4200
            (917) 206-8100 (FAX)                    (713) 220-4285 (FAX)


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./_/

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the box./ /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ (No. 333-16125)

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/


                         CALCULATION OF REGISTRATION FEE


-----------------------------  --------------  -------------
-----------------------------  --------------  -------------
                                 PROPOSED
                                  MAXIMUM       AMOUNT OF
    TITLE OF EACH CLASS OF       AGGREGATE     REGISTRATION
  SECURITIES TO BE REGISTERED  OFFERING PRICE       FEE
                                    (1)
-----------------------------  --------------  -------------


Common Stock (2)
  Total......................     $ 9,778,125        $ 2,719
-----------------------------  --------------  -------------
-----------------------------  --------------  -------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2) Including associated preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced or traded separately from the Common Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Registration No. 333-16125) filed by Forest Oil Corporation (the "Company") with the Securities and Exchange Commission on November 14, 1996, as amended by Amendment No. 1 thereto filed on January 31, 1997, Post-Effective Amendment No. 1 thereto filed on November 3, 1998 and Post-Effective Amendment No. 2 thereto filed on February 2, 1999, which was declared effective on February 2, 1999, are incorporated herein by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado on the 17th day of August, 1999.


                           FOREST OIL CORPORATION



                           By:          /s/ Joan C. Sonnen
                              -----------------------------------------
                              Joan C. Sonnen
                              Vice President-Controller and
                              Corporate Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


SIGNATURE                             TITLE                         DATE



/s/ William L. Dorn            Chairman of the Board           August 17, 1999
---------------------------
William L. Dorn



*                              President and Chief Executive   August 17, 1999
----------------------------   Officer and Director
Robert S. Boswell



/s/ David H. Keyte             Executive Vice President and    August 17, 1999
----------------------------   Chief Financial Officer
David H. Keyte                 (Principal Financial Officer)



/s/ Joan C. Sonnen             Vice President - Controller     August 17, 1999
----------------------------   and Corporate Secretary
Joan C. Sonnen                  (Principal Accounting Officer)



/s/ Philip F. Anschutz         Director                       August 17, 1999
----------------------------
Philip F. Anschutz



                               Director                       August 17, 1999
----------------------------
William L. Britton

/s/ Cortlandt S. Dietler       Director                       August 17, 1999
----------------------------
Cortlandt S. Dietler



/s/ Cannon Y. Harvey           Director                       August 17, 1999
----------------------------
Cannon Y. Harvey



/s/ James H. Lee               Director                       August 17, 1999
----------------------------
James H. Lee



/s/ J. J. Simmons, III         Director                       August 17, 1999
----------------------------
J. J. Simmons, III



/s/ Craig D. Slater            Director                       August 17, 1999
----------------------------
Craig D. Slater



/s/ Michael B. Yanney          Director                       August 17, 1999
----------------------------
Michael B. Yanney



*By:  /s/ Joan C. Sonnen
    ------------------------
    Joan C. Sonnen
    (as attorney-in-fact for
    the person indicated)

                                       INDEX TO EXHIBITS


    EXHIBIT
     NUMBER                        EXHIBITS
     ------                        --------

     1.1* --  Form of Underwriting Agreement.

     1.2 -- Certificate of Registrant as to payment of additional registration fee.

       5 -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

    23.1  --  Consent of KPMG LLP.

    23.2  --  Consent of Arthur Andersen LLP.

    24.1* --  Powers of Attorney.

    24.2  --  Power of Attorney for Robert S. Boswell.


     * Incorporated by reference to the Company's Registration Statement on Form S-3, as amended (No. 333-16125).